BKD LLP
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November 22, 2005


Office of the Chief Accountant
PCAOB Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, DC  20549

Dear Sir/Madam:


We have read Form 8-K, Item 4.01 dated November 14, 2005, Community First Bancorp, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements which states that since we were engaged by the registrant there were no disagreements between the registrant and BKD, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of BKD, LLP, would have caused BKD, LLP to make reference to the matter in its report on the registrant's financial statements.


                                                  BKD, LLP

                                                  /s/ BKD, LLP












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
220 W. Main Street, Suite 1700   P.O. Box 1178   Louisville, KY  40201-1178  502 581-0435    Fax 502 581 0723
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